Angion Provides Corporate Update and Reports Full Year 2021 Financial Results

-- Enrollment continues in Phase 2 JUNIPER trial of ANG-3070 for the treatment of patients with primary proteinuric kidney diseases

-- Ended the year with nearly $89M in cash and cash equivalents

Uniondale, NY – March 30, 2022 – Angion Biomedica Corp. (NASDAQ:ANGN), a biopharmaceutical company focused on the discovery, development, and commercialization of novel small molecule therapeutics to address fibrotic diseases, today reported its financial results for full year 2021.

“In 2022, we are focused on advancing Angion’s lead clinical development candidate ANG-3070 for the treatment of patients with primary proteinuric kidney diseases and continuing the enrollment of JUNIPER, our Phase 2 dose-finding study in focal segmental glomerular sclerosis and IgA nephropathy patients,” said Dr. Jay R. Venkatesan, Angion’s Chairman and Chief Executive Officer. “We also plan to advance ANG-3070 for the treatment of idiopathic pulmonary fibrosis and to file an IND by the end of the year in this population in need of additional approved therapies.”

Angion’s Strategic Objectives in 2022
•Develop ANG-3070 for treatment of patients with primary proteinuric kidney diseases (PPKDs) including focal segmental glomerular sclerosis (FSGS) and IgA nephropathy (IgAN), which are the subject of Angion’s JUNIPER Phase 2 trial
•Develop ANG-3070 for treatment of patients with idiopathic pulmonary fibrosis (IPF), with a planned IND filing in IPF by the end of 2022
•Nominate a lead compound and initiate IND-enabling studies for one or more of the preclinical rho kinase 2 (ROCK2) or CYP11B2 (aldosterone synthase) inhibitor programs

Corporate News
•Reported topline results from the Phase 3 trial of ANG-3777 for the treatment of deceased donor kidney transplant patients who were at risk for developing delayed graft function (DGF) and an exploratory Phase 2 trial for the prevention of acute kidney injury (AKI) in patients undergoing cardiac surgery involving cardiopulmonary bypass who were thought to be at risk for AKI (CSA-AKI). While neither trial achieved statistical significance on its primary endpoint, Angion believes ANG-3777 demonstrated biologic activity in both trials. Angion continues to work with its partner Vifor Pharma on the process of closing out its analyses of data from these trials. Angion does not intend to continue the clinical development plan for ANG-3777 currently set forth in the Vifor License Agreement (“Vifor License”), which had included a Phase 3 study in CSA-AKI and a Phase 4 confirmatory study in DGF. Angion has no funds budgeted for additional clinical trials for ANG-3777.
•Presented multiple posters at the American Society of Nephrology’s Kidney Week Conference on the activity of ANG-3070 in multiple models of renal fibrosis as well as a presentation on the design of JUNIPER, the Phase 2 trial of ANG-3070 in PPKD patients with FSGS and IgAN.
•Held an ANG-3070 Virtual R&D Day on September 20, 2021, a recording of which is available on the Events & Presentations page of the company website.
◦Described in greater detail positive data from the Phase 1 healthy volunteer study of ANG-3070
◦Presented preclinical data in several models of kidney and lung fibrosis
◦Heard from experts in kidney fibrosis and lung fibrosis about the unmet medical needs in both indications
•Ongoing progress on preclinical programs for a ROCK2 inhibitor and a CYP11B2 inhibitor.

Full Year 2021 Financial Results

As of December 31, 2021, Angion had cash and cash equivalents totaling $88.8 million. Angion expects current cash resources to be sufficient to fund planned operations well into 2023.

Contract revenue for the year ended December 31, 2021 was $27.5 million compared with $0.2 million in the same period in 2020. Since Angion does not intend to continue the clinical development plan for ANG-3777 currently set forth in the Vifor License, which had included a Phase 3 study in CSA-AKI and a Phase 4 confirmatory study in DGF, Angion performed a reassessment of the performance period and estimated costs for the completion of the performance obligations. This accelerated the revenue recognition related to the upfront payment received by Angion from Vifor Pharma when the Vifor License was entered into in 2020.

Grant revenue for the year ended December 31, 2021 was $0.8 million compared with $2.7 million for the year ended December 31, 2020. The decrease was attributable to a decrease in reimbursable costs relating to Angion’s grant from the Department of Defense (DOD) for the year ended December 31, 2021.

Research and development expenses for the year ended December 31, 2021 were $48.7 million compared with $39.0 million for the year ended December 31, 2020. The increase in 2021 was primarily due to increases in headcount and personnel-related expenses in the amount of $8.5 million, including salaries, benefits, and stock-based compensation expenses, and an increase of $1.0 million in expenses related to third-party clinical trial and manufacturing activities expenses, primarily related to the development of ANG-3777 and ANG-3070. The increase in research and development expenses in 2021 was partially offset by an employee retention credit of $1.2 million received in 2021 as a reduction to payroll taxes.

General and administrative expenses for the year ended December 31, 2021 were $18.5 million compared with $18.0 million for the year ended December 31, 2020. The increase in general and administrative expenses was primarily due to an increase of $2.5 million of personnel-related expenses, including salaries, benefits and stock-based compensation expenses, resulting from increases in headcount, an increase of $2.7 million of corporate fees mainly due to purchase of business insurance, offset by a decrease of $5.1 million of professional fees for legal, consulting, accounting, tax and other services primarily associated with preparing the company for the initial public offering in 2020.

Net loss for the year ended December 31, 2021 was $54.6 million, or $1.93 per basic and diluted share, compared with $80.1 million, or $5.43 per basic and diluted share for the year ended December 31, 2020. The decrease in loss per share was primarily due to revenue recognized related to the Vifor License during the year ended 2021 and the increase in shares outstanding related to the 2021 IPO.

About Angion
Angion is committed to transforming the treatment paradigm for patients suffering from fibrotic diseases for which there are no approved medicines or where existing approved medicines have known limitations. Angion’s lead product candidate is ANG-3070, a highly-selective oral tyrosine kinase receptor inhibitor in development for the treatment of fibrotic kidney and lung diseases. Enrollment is ongoing in JUNIPER, a dose-finding Phase 2 trial of ANG-3070 in primary proteinuric kidney diseases (NCT04939116). Additionally, Angion has preclinical programs focused on a rho kinase 2 (ROCK2) inhibitor and a CYP11B2 (aldosterone synthase) inhibitor. For more information, please visit www.angion.com.

Forward Looking Statements

Statements contained in this press release regarding matters that may occur in the future are “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements in this press release regarding the potential of ANG-3070 as a treatment for primary proteinuric kidney diseases, specifically FSGS and IgAN, and as a treatment for IPF, enrollment of the global Phase 2 trial of ANG-3070 in patients with FSGS and IgAN, Angion’s expectations to file an IND in IPF by the end of 2022 and to announce additional details on a global Phase 2 trial of ANG-3070 in IPF in 2022, Angion’s intentions to continue discussions with its partner Vifor Pharma regarding ANG-3777, and to not pursue the clinical development plan currently set forth in the Vifor License, and Angion’s expectations that its cash and cash equivalents to be sufficient for operations well into 2023, as well as the statements under the caption “Angion’s Strategic Objectives in 2022.”

Such statements are subject to risks and uncertainties and actual results may differ materially from those expressed or implied by such forward-looking statements. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: Angion’s ability to demonstrate sufficient evidence of efficacy and safety in its clinical trials of ANG-3070 and its other product candidates; the accuracy of Angion’s estimates relating to its ability to initiate and/or complete clinical trials; the results of preclinical studies may not be predictive of future results; the costs of clinical trials may exceed expectations; Angion’s ability to raise additional capital; and the effects of COVID-19 on Angion’s clinical programs and business operations. For a description of risks and uncertainties that could cause actual results to differ from those expressed in forward-looking statements, see Angion’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission on March 30, 2022, as well as other documents that may be filed by Angion from time to time with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Angion undertakes no obligation to update any forward-looking statement in this press release, except as required by law.

Contact
David D. Miller
Sr. Director of Corporate Affairs
investor@angion.com

ANGION BIOMEDICA CORP.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Year Ended December 31,
	2021	2020

Revenue:
Contract revenue	$27,506	$193
Grant revenue	806	2,687
Total revenue	28,312	2,880
Operating expenses:
Cost of grant revenue	433	1,190
Research and development	48,698	38,977
General and administrative	18,488	17,986
Total operating expenses	67,619	58,153
Loss from operations	(39,307)	(55,273)
Other income (expense), net	(15,266)	(24,834)
Net loss	(54,573)	(80,107)
Net loss per common share, basic and diluted	$(1.93)	$(5.43)
Weighted average common shares outstanding, basic and diluted	28,244,825	14,762,120

ANGION BIOMEDICA CORP.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)
(unaudited)

	December 31,
	2021	2020
ASSETS
Current assets
Cash and cash equivalents	$88,756	$34,607
Grants receivable	806	—
Prepaid expenses and other current assets	1,685	7,690
Total current assets	91,247	42,297
Property and equipment, net	451	156
Right of use assets	3,986	4,072
Investments in related parties	723	822
Other assets	106	—
Total assets	$96,513	$47,347
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Accounts payable	$4,710	$5,578
Accrued expenses	3,219	6,665
Lease liability—current	894	611
Financing obligation—current	58	—
Deferred revenue—current	2,301	3,942
Warrant liability	114	10,704
Convertible promissory notes payable at fair value	—	51,170
Series C convertible preferred stock at amortized cost	—	26,001
Series C convertible preferred stock at fair value	—	2,518
Other short-term debt	—	260
Total current liabilities	11,296	107,449
Lease liability—noncurrent	3,475	3,847
Financing obligation—noncurrent	235	—
Deferred revenue—noncurrent	—	25,865
Other long-term debt	—	635
Total liabilities	15,006	137,796
Stockholders' equity (deficit)
Common stock	300	156
Treasury stock	—	(1,846)
Additional paid-in capital	296,445	72,136
Accumulated other comprehensive loss	(103)	(333)
Accumulated deficit	(215,135)	(160,562)
Total stockholders' equity (deficit)	81,507	(90,449)
Total liabilities and stockholders' equity (deficit)	$96,513	$47,347